Exhibit 1.1

UP TO 50,000 UNITS OF LIMITED PARTNERSHIP INTERESTS

of

SQN ALTERNATIVE INVESTMENT FUND III L.P.

(a Delaware limited partnership)

SELLING AGENT AGREEMENT

SQN Securities, LLC	Date:

110 William Street, 36th Floor

New York, New York 10038

Ladies and Gentlemen:

SQN AIF III GP, LLC, a Delaware limited liability company (the “General Partner”), as General Partner of SQN Alternative Investment Fund III L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement with SQN Securities, LLC, a Delaware limited liability company (the “Selling Agent”), pursuant to which the Selling Agent is authorized to offer directly to the general public or enlist registered investment advisers that are approved by the Partnership to assist with the offer and sale to the general public on a “best efforts” basis, a total maximum offering of up to 50,000 limited liability partnership interests (the “Units”) of the Partnership, at a public offering price of $1,000.00 per Unit (the “Offering”).

The General Partner will accept subscriptions for the Units subject to its right to terminate the Offering at any time with notice to the Selling Agent and to reject any subscription in whole or in part, in its sole discretion. The acceptance of subscriptions is further subject to the terms and conditions set forth herein.

1. Representations, Warranties, and Covenants of the Partnership. The Partnership and the General Partner, jointly and severally, represent and warrant to, and agree with, the Selling Agent as follows:

(a) The Partnership has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement and amendments thereto, on Form S-l (File No. 333-                 ), relating to the offer of sale of the Units under the Securities Act of 1933, as amended (the “Securities Act”), including the related preliminary prospectus. Such registration statement, as amended, at the time it becomes effective, and the final prospectus included therein, are herein respectively called the “Registration Statement” and the “Prospectus.”

(b) At the time the Registration Statement becomes effective and during the period of the offering Units, the Registration Statement and the Prospectus, and all amendments or supplements thereto, will comply in all material respects to the requirements of the Securities Act and the rules and regulations promulgated thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that neither the Partnership nor the General Partner makes any representation or warranty as to statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership or the General Partner, as the case may be, by the Selling Agent expressly for use therein.

(c) The SEC has not issued any order preventing or suspending the use of any preliminary prospectus or the Prospectus nor are proceedings for that purpose pending, threatened, or, to the knowledge of the Partner and the General Partner, contemplated by the SEC.

(d) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Prospectus. The Partnership is duly qualified to do business and is in good standing as a limited partnership the laws of any jurisdiction in which its ownership of property or conduct of business requires it be so qualified.

(e) The General Partner is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to act as general partner of the Partnership and to conduct its business as described in the Prospectus.

(f) This Agreement has been duly authorized, executed and delivered by, and is the valid, legal and binding agreement of, the Partnership and the General Partner, enforceable against each of them in accordance with its terms.

(g) Except as disclosed in the Prospectus, since the dates as of which information is given in the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of the Partnership or the General Partner, or any transactions entered into by the Partnership or the General Partner, other than transactions in the ordinary course of business, which are required to be disclosed in the Registration Statement or the Prospectus that are not so disclosed.

(h) (i) The respective financial statements contained in the Registration Statement and the Prospectus fairly present the financial condition of the Partnership and the General Partner as of the dates specified, (ii) such financial statements have been prepared in accordance with generally accepted accounting principles consistently maintained throughout the periods involved, and (iii) Holtz Ruberstein Reminick, LLP, who has reported upon the financial statements of the Partnership and the General Partner is an independent publicly registered accounting firm as required by the Securities Act and the rules and regulations promulgated thereunder.

(i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Partnership or the General Partner of their obligations in connection with the execution or delivery by the Partnership and the General Partner of this Agreement or the issuance and sale by the Partnership of the Units, except such as have been already obtained or will be obtained prior to the Initial Closing Date (as defined below).

(j) There are no actions, suits or proceedings pending, or to the knowledge of the Partnership or the General Partner, threatened against the Partnership, the General Partner or any of their property, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, in which any adverse decision might have a materially adverse effect on the business or property of the Partnership or the General Partner.

(k) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Partnership will not conflict with or constitute a default under the Partnership Agreement, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Partnership or General Partner is a party, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Partnership or the General Partner or any of their property.

(l) At the time of the delivery of the Units, the Units will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and will conform to the description thereof contained in the Prospectus.

2. Representations, Warranties, and Covenants of the Selling Agent. The Selling Agent hereby represents and warrants to, and agrees with, the Partnership and the General Partner as follows:

(a) The Selling Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing under the laws of any jurisdiction in which its ownership of property or conduct of business requires it be so qualified. The Selling Agent has all requisite power and authority to enter into this Agreement and to carry out its obligations under this Agreement.

(b) The Selling Agent will comply with all federal laws pertaining to the sale of securities, the laws of the jurisdictions in which it sells the Units, the rules and regulations of the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Constitution, By-Laws and Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), specifically including, without limitation, FINRA Conduct Rules 2420, 2730, 2740, 2750 and 2810, each as amended from time to time.

(c) This Agreement has been duly authorized, executed and delivered by, and is the valid, legal and binding agreement of, the Selling Agent, enforceable against it in accordance with its terms.

(d) Neither the sale of the Units nor the fulfillment of the terms hereof, will conflict with, result in a breach of or constitute a default under, the terms of any indenture, or other material agreement or instrument to which the Selling Agent is or will be a party, or are or will be bound, or, any order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it or any of its respective assets or operations.

(e) The Selling Agent is a member in good standing of FINRA. The Selling Agent is duly registered as a broker-dealer (i) under the Exchange Act, and (ii) in the jurisdictions where it is required to be registered in order to carry out its obligations as contemplated by this Agreement and the Prospectus. The Selling Agent agrees to maintain all the foregoing registrations in good standing throughout the term of this Agreement.

(f) The Selling Agent shall not offer or sell the Units in any jurisdiction unless it has been advised in writing by the General Partner or the General Partner’s counsel that the offer or sale of the Units has been qualified for sale in the jurisdiction or is exempt from the qualification requirements imposed by such jurisdiction.

(g) The Selling Agent shall make no sale of the Units unless such sale is preceded or accompanied by the Prospectus (including any supplements or amendments thereto). In addition, unless otherwise advised by the General Partner, the Selling Agent may provide each prospective subscriber with sales material which shall be clearly marked as being prepared and authorized by the General Partner for use in connection with the offering of Units to the general public by means of the Prospectus (the “Sales Material”).

(h) In connection with any offer or sale of the Units, the Selling Agent shall (i) comply in all respects with the restrictions and procedures set forth in the Prospectus and the Partnership Agreement (as defined below), (ii) not make any statement inconsistent with the statements in the Prospectus and any supplements or amendments to the Prospectus, (iii) not make any untrue or misleading statements of material fact in connection with the offer or sale of the Units, and (iv) not provide any written information, statements or sales materials other than the Prospectus, the Sales Materials, and the supplements or amendments to the Prospectus unless approved in advance and in writing by the General Partner.

(i) The Selling Agent agrees that as it solicits and sell the Units (i) the subscribers will meet the suitability requirements set forth in the Prospectus and the Subscription Agreement (as defined below), as may be updated from time to time, and (ii) the subscribers will properly execute the Subscription Agreement, together with any additional forms provided in any supplement or otherwise provided to Selling Agent by the General Partner to be completed by subscribers.

(j) The Selling Agent agrees and covenants that (i) the representations and warranties made in this Agreement are and shall be true and correct at each applicable closing date on Unit sales, and (ii) the Selling Agent shall have fulfilled all its obligations under this Agreement at the applicable closing date.

(k) The Selling Agent has in place and will maintain suitable and adequate “know your customer” policies and procedures, will comply with all applicable laws and regulations regarding anti-money laundering activity and will provide documentation of the foregoing to the General Partner on written request.

(l) Neither the Selling Agent nor any of its salespersons or registered representatives under its control shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit the normal sales commissions payable to any properly licensed person for selling Units. In addition, the Selling Agent agrees not to receive any rebates or give-up or participate in any reciprocal business arrangements (other than the securities distribution arrangements specified in the Prospectus) which would violate any restriction on the Partnership contained in the Prospectus.

3. Appointment as Selling Agent. The General Partner on behalf of the Partnership hereby authorizes the Selling Agent to act as the exclusive selling agent of the Units during the Offering and, on a “best efforts” (and not “firm commitment”) basis only, to offer Units directly to potential investors which (a) satisfy the investor suitability standards (i) as set forth in the Prospectus, (ii) as provided under applicable state laws and (iii) as provided in the rules of the FINRA, and (b) are acceptable to the Partnership (the “Eligible Investors”).

4. Subscriptions for Units. The Selling Agent shall (a) find Eligible Investors for the Units, (b) keep records of the basis for each determination by a member of, or person associated with, the Selling Agent’s firm of an investor’s suitability and (c) promptly forward each fully completed and executed copy of the subscription agreement, which shall be in form of Appendix C to the Prospectus (the “Subscription Agreement”), as signed by each investor and countersigned by a supervisory representative of the Selling Agent’s firm, together with the related subscription payment in the form of a check made payable to “[                                ]” pending receipt and acceptance by the General Partner of subscriptions for 1,200 Units and thereafter (except for residents of the Commonwealth of Pennsylvania who must continue to make checks payable to the Escrow Account until subscriptions for 2,500 Interests have been received and accepted in the Offering) in the form of a check made payable to “SQN Alternative Investment Fund III L.P.” to:

SQN Capital Management, LLC

110 William Street, 36th Floor

New York, New York 10038

Each Subscription Agreement and related subscription payment shall be forwarded by the Selling Agent to the General Partner at the foregoing address no later than noon of the next day after receipt from the Selling Agent’s customer by any member of, or associated with, the Selling Agent of such payment, unless such Subscription Agreement and payment are first forwarded to another of the Selling Agent’s offices for internal supervisory review (which shall take place within the aforementioned time period), in which event such other office shall complete its review and forward such Subscription Agreement and payment to the above address no later than noon of the next business day after its receipt thereof. Notwithstanding the foregoing, any investor’s check not properly completed as described above shall be promptly returned to such investor not later than the next business day following the Selling Agent’s receipt of such check. Each subscription so received by the General Partner will be subject to acceptance or rejection by it by the end of the business day on which it is received. Each such subscription payment received by the Partnership and accepted by the General Partner will be transmitted, as soon as practicable, but in any event by the end of the second business day following the Selling Agent’s receipt thereof, to [                            ] (the “Escrow Agent”) for deposit in an interest-bearing bank account insured by the Federal Deposit Insurance Corporation, which shall be an escrow account in the name of Escrow Agent pending the Initial Closing Date (as defined below) and will be a segregated subscription account of the Partnership thereafter. The Partnership undertakes to promptly return directly to the Selling Agent for return to any of its customers whose subscriptions are not accepted by the General Partner, their Subscription Agreements together with the related, uncashed subscription payments within two business days of the Partnership’s receipt of same. Unless and until an event requiring a refund occurs, an investor will have no right to withdraw his subscription payments from escrow. The General Partner has reserved the unconditional right to refuse to accept, in whole or in part, any subscription and related payment and to refuse to accept as a purchaser any investor for any reason whatsoever or no reason.

Unless subscriptions for at least 1,200 Units are received and accepted by the General Partner in the Offering on or before the date that this Agreement is terminated pursuant to Section 9 (excluding subscriptions from the General Partner or its affiliates and from residents of Iowa and Pennsylvania), the Partnership will promptly refund all subscription payments received by it in full with interest earned thereon, if any, and without deduction for any expenses, and the Offering shall thereupon terminate. Promptly after receiving and accepting subscriptions for 1,200 Units in the Offering, the General Partner will notify the Escrow Agent that Schedule A to the Partnership’s amended and restated limited partnership agreement (the “Partnership Agreement”) has been amended to admit as Limited Partners investors (other than those who are residents of the Commonwealth of Pennsylvania, which requires that a minimum of 2,500 Units must be sold in the Offering before such resident’s subscription payment may be released from escrow) for whom subscriptions have been accepted, and the Escrow Agent is to pay over promptly to the Partnership the amount of all such investors’ subscription payments then on deposit and interest earned on each subscription payment. The date upon which such admission of Limited Partners shall occur is hereinafter called the “Initial Closing Date.” Under regulations of the Commonwealth of Pennsylvania, until subscriptions for 5% (or $2,500,000) of the maximum offering have been received in the Offering, subscription payments of Pennsylvania residents must be held in escrow. After subscriptions equaling $2,500,000 for the residents of all jurisdictions including Pennsylvania have been received in the Offering, all remaining subscriptions being held in escrow will be released from escrow upon the next closing date and the applicable investors will be admitted to the Partnership as Limited Partners (in the manner described in the preceding sentence). Following the Initial Closing Date, the General Partner will continue to accept subscriptions for additional Units during the remainder of the Offering Period and to admit to the Partnership as Limited Partners investors whose subscriptions are accepted. Such admissions will take place from time to time as shall be determined by the General Partner, with the anticipation that closing dates subsequent to the Initial Closing Date will occur as frequently as daily but not less frequently than once each month following the Initial Closing Date and promptly following the end of the Offering of the Units or earlier termination of the Offering.

In connection with the Offering, the Partnership will pay the Selling Agent distribution expenses in an amount equal to 2.0% of the total purchase price of all Units sold in the Offering (the “Distribution Expenses”); provided, that the Company shall not pay to the Selling Agent any Distribution Expenses with respect to Units sold to the General Partner or its affiliates.

The total compensation to be paid to the Selling Agent in connection with the Offering, including Distribution Expenses, shall not exceed 2.0% of the gross offering proceeds from sale of Units.

Distribution Expenses with respect to Units actually sold by the Selling Agent or its registered representatives with respect to all Units sold by it will be due and payable to it within 30 days of each closing date on which purchasers of such Units are admitted as Limited Partners.

5. Covenants of the Partnership and the General Partner. The Partnership and the General Partner covenant and agree with the Selling Agent as follows:

(a) The Partnership will advise the Selling Agent (i) when the Registration Statement shall have become effective with the SEC, (ii) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (iii) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purposes. The Partnership will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if issued.

(b) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any such time to amend the Prospectus in order to comply with the requirements of the SEC, the Partnership will forthwith prepare any such amendment or supplement to the Prospectus (and will file the same with the SEC) so that, as so amended or supplemented, the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus will comply with such requirements.

(c) The Partnership will inform the Selling Agent of its intention to make or file any amendment or supplement to the Prospectus, (ii) will furnish the Selling Agent with copies of any such proposed amendment, supplement or other document, and (iii) will not file or use or permit the filing or use of any such amendment, supplement or other document in a form to which the selling Agent shall reasonably object.

(d) The Partnership has furnished or will furnish to the Selling Agent, without charge, as many copies of any preliminary prospectus and the Prospectus and each amendment or supplement thereto and such other material as it may authorize as sales material under the applicable rules and regulations of the SEC under the Securities Act as the Selling Agent may reasonably request from time to time.

(e) The Partnership will use its best efforts to qualify the Units for sale under the laws of such jurisdictions as the General Partner and the Selling Agent shall mutually agree and will comply to the best of its ability with such laws so as to permit the continuance of sales of and dealings in the Units thereunder.

(f) The Partnership and the General Partner will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement, preliminary and amended preliminary prospectus and the Prospectus and amendments or supplements thereto, including fees of legal counsel for the Partnership, the qualifying of the Units under the laws of certain jurisdictions as aforesaid, including filing fees, the filing of this Agreement and all

6. Right to Sell. Notwithstanding any information furnished or any action taken by the Partnership or the General Partner in that connection, neither the Partnership nor the General Partner shall have any obligation or liability with respect to the registration or qualification of the Units in any jurisdiction or qualification or right of the Selling Agent to sell or advertise them therein.

7. Indemnification.

(a) The General Partner agrees to indemnify and hold harmless the Selling Agent and each person, if any, who controls the Selling Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body (including any state securities administrator), commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Partnership; and

(iii) against any and all expense whatsoever (including fees and disbursements of counsel chosen by the Selling Agent) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by the Selling Agent expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the indemnity contained in this Section 7(a) shall not inure to the benefit of the Selling Agent in connection with any preliminary prospectus to the extent that any such loss, claim, damage or liability of the Selling Agent results solely from the fact that the Selling Agent sold Units to a person to whom it is established that there was not sent or given a copy of a corrected preliminary prospectus, if the Partnership or the General Partner has previously furnished to the Selling Agent copies of such corrected preliminary prospectus theretofore requested by the Selling Agent and the Selling Agent had sufficient time to distribute such corrected preliminary prospectus, and the loss, claim, damage or liability of the Selling Agent results from an untrue statement or omission of a material fact contained in a preliminary prospectus that was corrected in such corrected preliminary prospectus.

(b) The Selling Agent agrees to indemnify and hold harmless the Partnership, the General Partner, their directors, officers and each person, if any, who controls the Partnership or the General Partner within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by the Selling Agent expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Selling Agent, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the General Partner. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8. Contribution.

(a) If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the General Partner, on the one hand, and the Selling Agent, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the General Partner, on the one hand, and the Selling Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the General Partner, on the one hand, and the Selling Agent, on the other hand, in connection with the offering of the Units shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units (before deducting expenses) received by the Partnership, and the total distribution expenses received by the Selling Agent, in each case as set forth in the Prospectus bear to the aggregate initial public offering price of the Units. The relative fault of the Partnership and the General Partner, on the one hand, and the Selling Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership and the General Partner, on the one hand, and the Selling Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

(c) The Partnership, the General Partner and the Selling Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation (even if the Selling Agent were treated as one entity for such purpose) which does not take account of the equitable considerations referred to in this Section 8. Notwithstanding the provisions of this Section 8, the Selling Agent shall not be required to contribute any amount in excess of the Distribution Expenses received by the Selling Agent in connection with the aggregate Units sold. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Termination. This Agreement shall commence as of the date first above written and shall expire upon completion of the Offering or upon terminating of the Offering by the General Partner. The Partnership, the General Partner or the Selling Agent may terminate this Agreement at any time and for any reason by giving the other party written notice at least 30 days prior to the effective date of termination. All representations, warranties and rights to indemnification hereunder shall survive such termination and remain in full force and effect.

10. Governing Law. This Agreement is being delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such State without reference to its choice of law provisions that would apply the laws of another jurisdiction.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Partnership or the General Partner shall be directed to the SQN Capital Management, LLC at its address at 110 William Street, New York, New York 10038, facsimile: (877) 214 1475; and notices to the Selling Agent shall be directed to it at SQN Capital Management, LLC at its address at 110 William Street, 26th floor, New York, New York 10038, facsimile: (877) 214 1475.

12. No Advisory or Fiduciary Relationship. Each of the Partnership and the General Partner acknowledges and agrees that (i) in connection with the Offering and the process leading to such transaction the Selling Agent is and has been acting solely as an independent contractor and is not the agent or fiduciary of the Partnership or the General Partner, or their partners, members, managers, creditors, employees or any other party, (ii) the Selling Agent has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Partnership or the General Partner with respect to the Offering or the process leading thereto, and the Selling Agent has not obligation to the Partnership or the General Partner with respect to the Offering except the obligations expressly set forth in this Agreement, (iii) the Selling Agent may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership or the General Partner, and (iv) the Selling Agent has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Partnership and the General Partner has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Benefit. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

If the foregoing is in accordance with your understanding, please sign and return to the General Partner a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Partnership and the Selling Agent in accordance with its terms.

Sincerely

SQN Alternative Investment Fund III L.P.

By:	SQN AIF III GP, LLC,

By:

Name: Title:

Confirmed and Accepted as of the date first written above:

SQN SECURITIES, LLC

By:

Name: Title: